Exhibit 99.1

News Release

EGAIN ANNOUNCES FINANCIAL RESULTS FOR QUARTER AND FISCAL YEAR ENDED JUNE 2003

SUNNYVALE, Calif. (August 14, 2003) — eGain Communications Corporation (Nasdaq: EGAN), a leading provider of eService software for the Global 2000, today announced financial results for the fourth quarter and fiscal year ended June 30, 2003.

Revenue for the quarter was $5.4 million, an increase of 3% compared to $5.2 million for the quarter ended March 31, 2003. For the fiscal year ended June 2003, revenue was $22.1 million, a decrease of 27% compared to revenue of $30.4 million in fiscal 2002.

On a generally accepted accounting principles (“GAAP”) basis, including depreciation, amortization, other non-cash and restructuring charges, net loss applicable to common stockholders for the quarter ended June 30, 2003, was $3.6 million, or $0.10 per share, compared to $4.2 million, or $0.11 per share for the quarter ended March 31, 2003. For the fiscal year ended June 30, 2003, net loss applicable to common stockholders on a GAAP basis was $18.4 million, or $0.50 per share, compared to a net loss applicable to common stockholders of $166.1 million, or $4.58 per share in fiscal 2002. In fiscal 2002 the net loss applicable to common stockholders on GAAP basis included $36.8 million impairment of long-lived assets, $33.2 million amortization of goodwill and $43.8 million beneficial conversion on preferred stock.

Pro forma net loss was $149,000 or $0.00 per share for the quarter ended June 30, 2003, compared to a pro forma net loss of $120,000, or $0.00 per share, for the quarter ended March 31, 2003. For the fiscal year ended June 2003, pro forma net loss was $3.1 million, or $0.09 per share, compared to $25.0 million, or $0.69 per share, in fiscal 2002. Pro forma net income (loss) figures exclude depreciation, amortization, accreted dividends and restructuring charges. A table reconciling the pro forma net income (loss) to GAAP net loss is included in the condensed consolidated financial statements in this release.

Total cash and cash equivalents increased by $900,000 during the June 2003 quarter to approximately $5.2 million at June 30, 2003.

Reverse Stock Split

eGain also announced that its Board of Directors has voted to execute a one-for-ten reverse stock split. Stockholders granted the board authority to do so at the Company’s annual meeting held in November. To effect the reverse stock split, the Company intends to file an amendment to its Certificate of Incorporation on August 19, 2003. The Company will begin trading under the new symbol, “EGAND” on Wednesday, August 20, 2003. After 20 trading days, the symbol will revert back to “EGAN”.

Fiscal 2003 in Review

“In July 2002, we set two goals for fiscal 2003: first, to achieve pro forma operating breakeven in the December 2002 quarter and to sustain it; and second, to further enhance our product leadership in the customer service and contact center market,” said Ashu Roy, CEO of eGain. “We substantially achieved both goals — thanks to the efficiency of our proven global operating model, the support of our blue-chip customers, and the commitment of our team. In fiscal 2003, we delivered three consecutive quarters of near break-even operating performance in a tough market. To put it in perspective, even with a 27% decrease in revenues in fiscal 2003, our pro forma operating loss of $3.1 million improved by almost 90% from $25 million in fiscal 2002. What makes this more significant is we achieved these financial results without compromising our ongoing commitment to product innovation and in the March quarter, we successfully launched eGain Service 6 — the biggest product enhancement in the company’s history.”

Fiscal 2003 Business Highlights

eGain Service 6 Launch and Market Adoption:

-	eGain Service 6, the company’s latest software release, appeals to enterprise as well as high-growth businesses looking to seamlessly extend multi-channel interaction management with content management, service fulfillment, and multi-tenancy in their contact center operations.

-	eGain announced the “SafeSwitch” Program designed to replace competitive eService systems unable to cope with evolving business requirements and have been marginalized due to drastically reduced research and development investment or mergers and/or acquisitions. Six companies replaced their existing eService systems with eGain solutions over the past few months.

Customer Loyalty:

The following represents a sample of new and existing customers, by region, that acquired or expanded their use of eGain solutions in fiscal 2003:

North America:

GE Appliances, Janus Capital Group, Verizon Communications, Aliant Inc., Lockheed Martin Information Technology, Staples Inc., AA Cargo, Trendwest Resorts, Vistaprint, Newline Cinema, Agora Media, Garnett Hill, ASAP Software, winecountrygiftbaskets.com, Morningstar.com, Monster.com, OnStar Corporation, Replacements, Ltd. and Teleperformance USA.

International:

Vodafone, Virgin Mobile, Barclays, Irish Ferries, Prolog, BG Transco, Orange, NTL, Poste Italiane, Nuon, Cheltenham & Gloucester, GE Capital, Friends Provident, Skandiaviska Enskilda Banken AB, NS Solutions, Bank of Tokyo Mitsubishi, DoCoMo AOL, Osaka Government, OMRON and Hitachi.

eGain participated in the North America User Conference 2003, held at Las Vegas. eGain believes the theme “Do More with Less” resonated strongly with the company’s customers who were in attendance. World-class companies from telecom, financial services, retail, utilities, high-technology and other sectors, participated at the event.

Industry Endorsements:

-	eGain was rated as a visionary in Gartner Group’s eService magic quadrant 2003, the only vendor to win this rating two years in a row.

-	eGain was featured by a Tower Group report on best-of-breed web self-service sites in the financial services industry. The only sites featured in the report were ABN AMRO and JPMorgan Chase, both powered by eGain’s self-service solutions.

-	eGain LiveWeb ™ was selected as a product of the year by Customer Interaction Solutions Magazine.

Fourth Quarter and Fiscal 2003 Financial Highlights

Revenue:

Revenue for the June 2003 quarter was $5.4 million compared to $ 5.2 million for the March 2003 quarter and $6.3 million for the June 2002 quarter. This represents an increase of 3% from the prior quarter and a decrease of 15% from the comparable year-ago quarter. For the fiscal year ended June 2003, revenue was $22.1 million, a decrease of 27% compared to revenue of $30.4 million in fiscal 2002.

Licensed Revenue was $1.5 million representing an increase of 50% from the prior quarter and a decrease of 35% from the comparable year-ago quarter. For the fiscal year ended June 2003, licensed revenue was $6.1 million, a decrease of 39% compared to licensed revenue of $10.0 million in fiscal 2002.

Hosting Revenue was $819,000, representing a decrease of 7% from the prior quarter and a 27% decrease from the comparable year-ago quarter. For the fiscal year ended June 2003, hosting revenue was $3.7 million, a decrease of 35% compared to hosting revenue of $5.6 million in fiscal 2002.

Support and services revenue was $3.1 million, representing a decrease of 8% from the prior quarter and a 5% increase from the comparable year-ago quarter. For the fiscal year ended

June 2003, support and services revenue was $12.3 million, a decrease of 17% compared to support and services revenue of $14.8 million in fiscal 2002.

International revenue accounted for 44%, and domestic revenue accounted for 56% of total revenue for the quarter, compared to 54% international revenue and 46% domestic revenue for the prior quarter. For the fiscal year ended June 30, 2003, international revenue accounted for 49%, and domestic revenue accounted for 51% of total revenue.

Earnings:

On a GAAP basis net loss applicable to common stockholders for the June 2003 quarter was $3.6 million or $0.10 per share, versus a net loss applicable to common stockholders of $4.2 million, or $0.11 per share in the prior quarter and $57.5 million, or $1.57 per share in the comparable year-ago quarter. The GAAP basis net loss applicable to common stockholders for the fiscal year ended June 2003 was $18.4 million, which represents a reduction of $147.8 million or 89% from $166.1 million in fiscal 2002. In fiscal 2002 the net loss applicable to common stockholders on GAAP basis included $36.8 million impairment of long-lived assets, $33.2 million amortization of goodwill and $43.8 million beneficial conversion on preferred stock.

For the June 2003 quarter, pro forma net loss was $149,000 or $0.00 per share, compared to pro forma net loss of $120,000, or $0.00 per share, in the prior quarter and a pro forma net loss of $5.6 million or $0.15 per share, in the comparable year-ago quarter. For the fiscal year ended June 2003, the pro forma net loss was $3.1 million representing a decrease of 88% or $21.9 million compared to $25.0 million for fiscal 2002.

Balance Sheet

Cash:

Total cash and cash equivalents were $5.2 million at June 30, 2003, an increase of $900,000 from $4.3 million at March 31, 2003. Included in the June 30, 2003 balance was $790,000 of restricted cash compared to $1.1 million of restricted cash at March 31, 2003. Total cash and cash equivalents at the end of June 2002 was $9.9 million which included no restricted cash.

Days Sales Outstanding (DSO):

DSO for the June 2003 quarter was 55 days compared to 58 days during the prior quarter and 71 days during the comparable year-ago quarter.

Financial Guidance

Management provides the following financial guidance for the first quarter and fiscal year 2004.

(Dollars in millions)	Q1: FY04 Sept 2003	Fiscal Year June 2004
Net revenue	$5.4 – $5.8	10 – 15% annualized growth

Pro forma EBDA (earnings before depreciation, amortization, restructuring charges and accretion of preferred stock dividends) (a)	$0.0 – $0.3	$1.0 – $1.5

(a)	Excludes depreciation, amortization, other non-cash charges and restructuring charges. Non-cash charges include amortization of other intangible assets and deferred compensation, as well as accreted dividends.

“Managements goal is that the business will be cash flow positive for the current fiscal year, although there may be a decrease in our operating cash flow in certain quarters due to the cyclical nature of our business and the timing of nonrecurring payments.”

Use of Non-GAAP Financial Measures

To supplement eGain’s consolidated financial statements presented in accordance with GAAP (Generally Accepted Accounting Principles), eGain uses non-GAAP pro forma net income (loss) and pro forma net income (loss) per share measures, which are not in accordance with, or are an alternative to, GAAP financial measures and may be different from pro forma measures used by other companies. eGain’s management believes that the presentation of these measures is useful to investors and other interested persons because, by excluding certain expenses we believe are not indicative of our core operating results, the users of the financial statements are provided with a valuable insight into eGain’s operating results. Further, these non-GAAP results are one of the primary indicators eGain’s management uses for planning and forecasting future periods. In addition, eGain has consistently provided these pro forma measurements in previous earnings releases and believes that it is important to provide investors and other interested persons with a consistent basis for comparison between quarters.

About eGain Communications Corporation

eGain (Nasdaq:EGAN) is a leading provider of software and services for the Global 2000 that enable knowledge-powered multi-channel customer service. Selected by 24 of the 50 largest global companies to transform their traditional call centers into multi-channel contact centers, eGain solutions measurably improve operational efficiency and customer retention — thus delivering a significant return on investment (ROI). eGain eService Enterprise — the company’s integrated software suite — includes applications for knowledge management, self-service, email management, Web collaboration and productized integrations with existing call center infrastructure and business systems. Headquartered in Sunnyvale, Calif., eGain has an operating presence in over 10 countries and serves over 800 enterprise customers on a worldwide basis — including ABN AMRO Bank, DaimlerChrysler, and Vodafone. To find out how eGain can help you gain customers and sustain relationships, please visit http://www.eGain.com or call the company’s offices — United States: (888) 603-4246; London: +44 (0) 1753 464646

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Cautionary Note Regarding Forward-looking Statements

All statements in this release that involve eGain’s plans, forecasts, beliefs, projections, expectations, strategies and intentions are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on information available to eGain at the time of this release, are not guarantees of future results; rather, they are subject to risks and uncertainties that may cause actual results to differ materially from those set forth in this release. These risks include, but are not limited to, the challenging economic environment; the uncertainty of demand for eGain products; the anticipated customer benefits from eGain products; increased competition and technological changes in the markets in which eGain competes; eGain’s ability to manage its expenditures; and other risks detailed from time to time in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K filed on September 30, 2002, and the company’s quarterly reports on Form 10-Q. eGain assumes no obligation to update these forward-looking statements.

Note: eGain is a registered trademark, and the other eGain product and service names appearing in this release are trademarks or service marks, of eGain Communications Corp. All other company names and products are trademarks or registered trademarks of their respective companies.

Company Contact: Anand Subramaniam 408-212-3506 PR@eGain.com	Investor Contact: 408-212-3448 IRegain@eGain.com

eGain Communications Corporation

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30, 2003	June 30, 2002
ASSETS

Current assets:
Cash and cash equivalents	$4,407	$9,892
Restricted cash	791	—
Accounts receivable, net	3,270	4,968
Prepaid and other current assets	2,897	4,472

Total current assets	11,365	19,332

Property and equipment, net	1,192	5,736
Goodwill, net	4,880	4,130
Intangible assets, net	1,204	4,087
Other assets	397	2,259

	$19,038	$35,544

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,486	$3,176
Accrued compensation	864	2,494
Accrued liabilities	1,918	2,162
Current portion of accrued restructuring	1,194	3,116
Deferred revenue	4,333	3,555
Current portion of bank borrowings	1,649	1,999
Current portion of notes payable	78	156
Current portion of capital lease obligations	15	393

Total current liabilities	11,537	17,051

Bank borrowings, net of current portion	—	779
Notes payable, net of current portion	1,947	—
Capital lease obligations, net of current portion	10	52
Accrued restructuring, net of current portion	1,203	1,979
Other long term liabilities	243	214

Total liabilities	14,940	20,075

Stockholders’ equity:
Cumulative convertible preferred stock	101,371	94,481
Common stock	37	37
Additional paid-in capital	213,620	220,398
Notes receivable from stockholders	(102)	(103)
Deferred stock compensation	(38)	(257)
Accumulated other comprehensive income (loss)	(185)	59
Accumulated deficit	(310,605)	(299,146)

Total shareholders’ equity	4,098	15,469

	$19,038	$35,544

eGain Communications Corporation

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2003	2002	2003	2002
Revenue:
Hosting	$819	$1,121	$3,661	$5,624
License	1,476	2,276	6,095	10,015
Services	3,072	2,915	12,328	14,790

Total revenue	5,367	6,312	22,084	30,429
Cost of revenue—direct	2,109	4,417	10,510	16,861
Cost of revenue—acquisition related	—	362	827	1,448

Gross profit (loss)	3,258	1,533	10,747	12,120

Operating costs and expenses:
Research and development	1,174	2,337	5,869	11,395
Sales and marketing	2,060	5,049	9,598	25,147
General and administrative	1,146	1,607	4,816	8,940
Amortization of goodwill	—	7,019	—	33,212
Amortization of intangible assets	306	463	1,307	1,852
Impairment of Long lived assets	—	36,779	—	36,779
Amortization of deferred compensation	21	168	157	961
Restructuring	346	3,386	620	8,964

Total operating costs and expenses	5,053	56,808	22,367	127,250

Loss from operations	(1,795)	(55,275)	(11,620)	(115,130)
Non-operating income (expense)	(45)	(544)	160	(690)

Net loss	$(1,840)	$(55,819)	$(11,460)	$(115,820)

Dividends on preferred stock	(1,747)	(1,634)	(6,890)	(6,447)
Beneficial conversion feature on preferred stock	—	—	—	(43,834)

Net loss applicable to common stockholders	$(3,587)	$(57,453)	$(18,350)	$(166,101)

Per share information:

Basic and diluted net loss per common share	$(0.10)	$(1.57)	$(0.50)	$(4.58)

Shares used in computing basic and diluted net loss per common share	36,664	36,506	36,636	36,229

eGain Communications Corporation

Pro Forma Condensed Consolidated Statements of Operations

(excluding amortization of goodwill, intangible assets,

deferred compensation, other non-cash charges

and restructuring charges)

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2003	2002	2003	2002
Revenue:
Hosting	$819	$1,121	$3,661	$5,624
License	1,476	2,276	6,095	10,015
Services	3,072	2,915	12,328	14,790

Total revenue	5,367	6,312	22,084	30,429
Cost of revenue—direct	1,757	4,417	9,109	16,861

Gross profit (loss)	3,610	1,895	12,975	13,568

Operating costs and expenses:
Research and development	1,174	2,337	5,781	11,161
Sales and marketing	2,060	5,049	9,598	25,147
General and administrative	1,146	1,607	4,816	8,940

Total operating costs and expenses	4,380	8,993	20,195	45,248

Loss from operations	(770)	(7,098)	(7,220)	(31,680)
Non-operating income (expense)	(45)	(326)	160	(191)

Earnings before amortization (EBA)	$(815)	$(7,424)	$(7,060)	$(31,871)

Earnings before depreciation and amortization (EBDA)	$(149)	$(5,563)	$(3,120)	$(25,017)

Per share information:

EBA—Basic and diluted net loss per common share	$(0.02)	$(0.20)	$(0.19)	$(0.88)

EBDA—Basic and diluted net loss per common share	$(0.00)	$(0.15)	$(0.09)	$(0.69)

Shares used in computing basic and diluted net loss per common share	36,664	36,506	36,636	36,229

The above unaudited pro forma condensed consolidated statements of operations reconciles to the unaudited condensed consolidated statements of operations as follows:

Earnings before depreciation and amortization (EBDA)	$(149)	$(5,563)	$(3,120)	$(25,017)
Impairment of Long lived assets	—	(36,779)	—	(36,779)
Amortization of goodwill	—	(7,019)	—	(33,212)
Amortization of other intangible assets	(306)	(825)	(2,134)	(3,300)
Amortization of deferred compensation	(21)	(168)	(157)	(961)
Restructuring costs	(346)	(3,386)	(620)	(8,964)
Depreciation	(666)	(1,861)	(3,940)	(6,854)
Amortization of prepaid licenses	(352)	—	(1,401)	—
Dividends on preferred stock	(1,747)	(1,634)	(6,890)	(6,447)
Beneficial conversion feature on preferred stock	—	—	—	(43,834)
Loss on disposal of software	—	(218)	—	(499)
Costs associated with employee transfers to India	—	—	(88)	(234)

Net loss applicable to common stockholders	$(3,587)	$(57,453)	$(18,350)	$(166,101)